COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION, OR $1.13 PER SHARE ($1.15 ADJUSTED)

Compared to First Quarter 2017, Earnings Per Share Increased 2 Percent and
Adjusted Earnings Per Share Increased 13 Percent1

Total Revenue Increased $35 Million, or 5 Percent, Compared to First Quarter 2017

Solid Second Quarter 2017 Average Loan Growth of $823 Million, or 2 Percent

Efficiency Ratio Improved to Below 59 Percent
DALLAS/July 18, 2017 -- Comerica Incorporated (NYSE: CMA) today reported second quarter 2017 net income of $203 million, compared to $202 million for the first quarter 2017 and $104 million for the second quarter 2016. Earnings per diluted share were $1.13 for second quarter 2017 compared to $1.11 for first quarter 2017 and 58 cents for second quarter 2016. Excluding restructuring charges and tax benefits from employee stock transactions, adjusted earnings per diluted share was $1.15 for second quarter 2017 compared to $1.02 for first quarter 2017 and 77 cents for second quarter 2016.

(dollar amounts in millions, except per share data)	2nd Qtr '17		1st Qtr '17		2nd Qtr '16
Net interest income	$500		$470		$445
Provision for credit losses	17		16		49
Noninterest income	276		271		268
Noninterest expenses (a)	457		457		518
Pre-tax income	302		268		146
Provision for income taxes	99	(b)	66	(b)	42
Net income	$203		$202		$104

Net income attributable to common shares	$202		$200		$103

Diluted income per common share	1.13		1.11		0.58

Average diluted shares (in millions)	179		180		177

Return on average assets (ROA)	1.14%		1.14%		0.59%
Return on average common shareholders' equity (ROE)	10.28		10.42		5.47
Net interest margin	3.03		2.86		2.74
Efficiency ratio (c)	58.63		61.63		72.43

Common equity Tier 1 capital ratio (d)	11.51		11.55		10.49
Common equity ratio	11.18		10.87		10.79
Tangible common equity ratio (e)	10.37		10.07		9.98

(a)
Included restructuring charge of $14 million (5 cents per share, after tax) in the second quarter 2017, $11 million (4 cents per share, after tax) in the first quarter 2017 and $53 million (19 cents per share, after tax) in the second quarter 2016.

(b)	Included tax benefits of $5 million (3 cents per share) and $24 million (13 cents per share) from employee stock transactions for the second and first quarter 2017, respectively.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

(d)	June 30, 2017 ratio is estimated.

(e)	See Reconciliation of Non-GAAP Financial Measures.

1 Adjusted earnings per share represent earnings per diluted share excluding the impact of restructuring charges and tax benefits from employee stock transactions. See Reconciliation of Non-GAAP Financial Measures.

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COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION - 2

“Quarter over quarter, our revenue increased 5 percent as we benefited meaningfully from increased interest rates as well as our relationship banking strategy, which is driving loan and fee growth," said Ralph W. Babb, Jr., chairman and chief executive officer. "In addition, credit quality continued to be strong.  We remain focused on carefully managing expenses and are committed to fully delivering on the Growth in Efficiency and Revenue ("GEAR Up") initiatives.  Relative to the first quarter, our earnings per share increased 2 percent, and increased 95 percent compared to the second quarter of last year. On an adjusted basis, earnings per share increased 13 percent over the first quarter and 49 percent from the second quarter 2016. This helped drive a double-digit ROE, an efficiency ratio below 59 percent and a 1.14 percent ROA for the quarter. Finally, we recently announced our 2017 capital plan, whereby we will continue to return excess capital to our shareholders with a 15 percent increase in our dividend, subject to board approval, and a nearly 40 percent increase in our share buyback relative to our 2016 plan. We believe we are well positioned for the future to further increase shareholder value."
Second Quarter 2017 Compared to First Quarter 2017
Average total loans increased $823 million to $48.7 billion.

•	Primarily reflected seasonal increases in Mortgage Banker Finance and National Dealer Services as well as growth in general Middle Market, partially offset by a decrease in Energy.
Average total deposits decreased $651 million to $57.1 billion.

•	Driven by a $933 million decrease in interest-bearing deposits, partially offset by a $282 million increase in noninterest-bearing deposits.

•
Average total deposits reflected decreases in general Middle Market, primarily driven by a seasonal decrease in Municipalities, and Energy, partially offset by an increase in Commercial Real Estate and a seasonal increase in Retail Bank.

Net interest income increased $30 million to $500 million.

•	Net interest margin increased 17 basis points to 3.03 percent.

•	Primarily due to a net benefit from higher short-term rates and an increase in average loans.
Provision for credit losses increased $1 million to $17 million.

•	Net credit-related charge-offs were $18 million, or 0.15 percent of average loans. Energy net credit-related charge-offs were $2 million.

•	Total criticized loans declined $144 million, including a $102 million decline in criticized Energy loans.

•	The allowance for loan losses was $705 million, or 1.43 percent of total loans. The reserve allocation for Energy was approximately 6 percent of loans in the Energy business line.
Noninterest income increased $5 million to $276 million.

•
Primarily reflected increases of $3 million in card fees, $2 million in commercial lending fees and $2 million in fiduciary income, partially offset by a $2 million net security loss. The increase in commercial lending fees resulted primarily from higher syndication agent fees.

Noninterest expenses were unchanged at $457 million.

•	Restructuring charges increased $3 million to $14 million.

•
Excluding restructuring charges, noninterest expenses decreased $3 million, primarily due to a decrease of $14 million in salaries and benefits expense, partially offset by an increase of $3 million in advertising expense from a seasonally low first quarter, increases of $3 million in operational losses and $2 million in software expense, as well as a $2 million favorable litigation-related settlement in first quarter 2017.

•
The decreases in salaries and benefits expense primarily reflected seasonal decreases in share-based compensation and payroll taxes, partially offset by the impact of merit increases and one additional day in the quarter.

Provision for income taxes increased $33 million to $99 million.

•	Primarily due to a $19 million decrease in tax benefits from employee stock transactions and the tax impact from the $34 million increase in pretax earnings.

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COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION - 3

Capital position remained solid at June 30, 2017.

•	Returned a total of $185 million to shareholders, including dividends and the repurchase of $139 million of common stock (2.0 million shares) under the equity repurchase program.

•	Dividend increased 13 percent to 26 cents per share.

•
As announced on June 28, 2017, the Federal Reserve did not object to Comerica's 2017 capital plan, which includes equity repurchases up to $605 million for the four-quarter period ending in the second quarter 2018. The timing and ultimate amount of equity repurchases will be subject to various factors, including the Company's financial performance and market conditions. In addition, at its meeting on July 25, 2017, Comerica's board of directors will consider increasing the quarterly dividend to 30 cents per share.

Second Quarter 2017 Compared to Second Quarter 2016
Average total loans decreased $746 million.

•
Excluding a $906 million decline in Energy, average loans increased $160 million, primarily reflecting an increase in National Dealer Services, partially offset by a decrease in Mortgage Banker Finance.

Average total deposits increased $607 million.

•	Reflected an increase of $2.4 billion in noninterest-bearing deposits, partially offset by a decrease of $1.8 billion in interest-bearing deposits.

•	Average total deposits primarily reflected increases in Commercial Real Estate and Retail Bank, partially offset by a decrease in Technology and Life Sciences.
Net interest income increased $55 million.

•	Primarily due to increases in short-term rates and Federal Reserve Bank deposits, partially offset by a decrease in average loans.
Provision for credit losses decreased $32 million.

•	Primarily reflected a decrease in Energy primarily due to a $783 million decline in criticized Energy loans and a $30 million decrease in net loan charge-offs.
Noninterest income increased $8 million.

•
Excluding a $3 million decrease in deferred compensation asset returns, noninterest income increased $11 million, primarily reflecting increases of $4 million in card fees, $3 million in warrant income and $2 million in service charges on deposit accounts.

Noninterest expenses decreased $61 million.

•
Excluding restructuring charges and deferred compensation expense, noninterest expenses decreased $19 million. This primarily reflected decreases of $25 million in salaries and benefits, largely driven by the GEAR Up initiative, $3 million in equipment expense, and smaller decreases in other noninterest expense categories, partially offset by an $8 million gain from the sale of leased assets in the second quarter of 2016, increases of $5 million in outside processing fees tied to revenue-generating activities and $2 million in operational losses.

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COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION - 4

Net Interest Income

(dollar amounts in millions)	2nd Qtr '17	1st Qtr '17	2nd Qtr '16
Net interest income	$500	$470	$445

Net interest margin	3.03%	2.86%	2.74%

Selected average balances:
Total earning assets	$66,310	$66,648	$65,597
Total loans	48,723	47,900	49,469
Total investment securities	12,232	12,198	12,334
Federal Reserve Bank deposits	5,043	6,249	3,495

Total deposits	57,128	57,779	56,521
Total noninterest-bearing deposits	30,741	30,459	28,376
Medium- and long-term debt	5,161	5,157	5,072
Net interest income increased $30 million to $500 million in the second quarter 2017, compared to the first quarter 2017.

•
Interest on loans increased $32 million, reflecting higher loan yields (+$22 million), the impact of an increase in average loan balances (+$8 million), one additional day in the quarter (+$4 million) and other portfolio dynamics (+$2 million), partially offset by residual value adjustments to the leasing portfolio (-$4 million).

•
Interest on short-term investments increased $1 million due to increases in the Federal Funds rate (+4 million), partially offset by a decrease in average Federal Reserve Bank deposit balances (-$3 million).

•	Interest expense on debt increased $3 million primarily due to higher costs on variable rate debt tied to LIBOR.
The net interest margin of 3.03 percent increased 17 basis points compared to the first quarter 2017, due to higher loan yields (+13 basis points) and the impact from Federal Reserve Bank deposits (+6 basis points), partially offset by higher debt expense (-2 basis points).
Credit Quality
“Overall credit quality continued to be strong,” said Babb. “Criticized and nonaccrual loans, which were already at low levels, declined further, and net charge-offs were only 15 basis points. This, combined with our second quarter loan growth, drove a 4 basis point decline in the allowance for loan losses to 1.43 percent of total loans. The total reserve remained stable, resulting in a provision of $17 million."

"Energy loans at quarter-end remained at about 4 percent of our total loans," continued Babb. "The recent decline in energy prices is not expected to have a significant impact on our Energy portfolio as, overall, our customers have lowered operating costs, reduced leverage and are appropriately hedged. Criticized and nonaccrual loans as well as net charge-offs in the Energy line of business decreased again in the second quarter. This resulted in a decline in the reserve allocation to about 6 percent. The portfolio continues to perform well under the stress tests we have conducted.”

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COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION - 5

(dollar amounts in millions)	2nd Qtr '17	1st Qtr '17	2nd Qtr '16
Credit-related charge-offs	$39	$44	$59
Recoveries	21	11	12
Net credit-related charge-offs	18	33	47
Net credit-related charge-offs/Average total loans	0.15%	0.28%	0.38%

Provision for credit losses	$17	$16	$49

Nonperforming loans	501	529	613
Nonperforming assets (NPAs)	519	545	635
NPAs/Total loans and foreclosed property	1.05%	1.13%	1.26%

Loans past due 90 days or more and still accruing	$30	$26	$35

Allowance for loan losses	705	708	729
Allowance for credit losses on lending-related commitments (a)	48	46	43
Total allowance for credit losses	753	754	772

Allowance for loan losses/Period-end total loans	1.43%	1.47%	1.45%
Allowance for loan losses/Nonperforming loans	141	134	119

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Energy business line loans were $2.0 billion, 4 percent of total loans, at June 30, 2017.

◦	Criticized Energy loans decreased $102 million, to $769 million.

◦	Energy net charge-offs were $2 million, compared to $13 million in the first quarter 2017.

◦	The Energy reserve allocation was approximately 6 percent of Energy outstandings at June 30, 2017.

•	Net charge-offs decreased $15 million to $18 million, or 0.15 percent of average loans, in the second quarter 2017, compared to $33 million, or 0.28 percent, in the first quarter 2017.

•
Criticized loans decreased $144 million to $2.5 billion at June 30, 2017, compared to $2.6 billion at March 31, 2017. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

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COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION - 6

Full-Year 2017 Outlook
Management expectations for 2017, compared to 2016, assuming a continuation of the current economic and low rate environment as well as contributions from the GEAR Up initiative of $30 million in revenue and $125 million in expense savings, are as follows:

•	Growth in average loans of 1 percent. Excluding Mortgage Banker Finance and Energy, loan growth of 3 percent, reflecting increases in the remaining lines of business.

•
Net interest income higher, reflecting the benefits from the rate increases in December 2016 ($85 million; no deposit beta), March 2017 ($65 million; no deposit beta) and June 2017 (more than $30 million for the remainder of 2017; 25 percent deposit beta), as well as loan growth and debt maturities.

•	Provision for credit losses lower, with continued solid performance of the overall portfolio.

◦	Provision of 20-25 basis points and net charge-offs to remain low (full-year 2017).

•
Noninterest income higher, with the execution of GEAR Up opportunities of $30 million, modest growth in treasury management and card fees, as well as wealth management products such as fiduciary and brokerage services.

◦	Increase of 4-6 percent.

•
Noninterest expenses lower, reflecting lower restructuring charges and an additional $125 million in GEAR Up savings, relative to 2016 GEAR Up savings of more than $25 million. The gains of $13 million in 2016 from early terminations of certain leveraged lease transactions are not expected to repeat. Noninterest expenses in the second half of 2017 will be impacted by items tied to revenue growth, such as advertising, incentive compensation and outside processing expenses; three additional days; seasonal and inflationary pressure leading to higher occupancy and benefits expenses; and, as expected, higher technology expenditures in cybersecurity, product innovation and to upgrade infrastructure to drive efficiencies.

◦	Restructuring charges of $40 to $50 million, compared to $93 million in 2016.

◦	Remaining noninterest expenses to decline about 1 percent.

◦	Decrease of about 4 percent including restructuring charges.

•	Income tax expense to approximate 31 percent of pre-tax income, reflecting 33 percent for the remaining quarters assuming no further tax impact from employee stock transactions.

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COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION - 7

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at June 30, 2017. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Second Quarter 2017 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2017 financial results at 7 a.m. CT Tuesday, July 18, 2017. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 12423001). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS SECOND QUARTER 2017 NET INCOME OF $203 MILLION - 8

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; unfavorable developments concerning credit quality; operational difficulties, failure of technology infrastructure or information security incidents; changes in regulation or oversight; reliance on other companies to provide certain key components of business infrastructure; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; reductions in Comerica's credit rating; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; potential legislative, administrative or judicial changes or interpretations related to the tax treatment of corporations; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Walker	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2017	2017	2016	2017	2016
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.13	$1.11	$0.58	$2.24	$0.92
Cash dividends declared	0.26	0.23	0.22	0.49	0.43

Average diluted shares (in thousands)	178,923	180,353	177,195	179,652	176,614
KEY RATIOS
Return on average common shareholders' equity	10.28%	10.42%	5.47%	10.35%	4.31%
Return on average assets	1.14	1.14	0.59	1.14	0.47
Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.51	11.55	10.49
Total risk-based capital ratio (a)	13.66	13.72	12.74
Leverage ratio (a)	10.80	10.67	10.39
Common equity ratio	11.18	10.87	10.79
Tangible common equity ratio (b)	10.37	10.07	9.98
AVERAGE BALANCES
Commercial loans	$30,632	$29,694	$31,511	$30,166	$31,162
Real estate construction loans	2,910	2,958	2,429	2,934	2,272
Commercial mortgage loans	9,012	8,977	9,033	8,994	8,997
Lease financing	526	570	730	548	728
International loans	1,139	1,210	1,396	1,174	1,408
Residential mortgage loans	1,975	1,963	1,880	1,969	1,886
Consumer loans	2,529	2,528	2,490	2,528	2,478
Total loans	48,723	47,900	49,469	48,313	48,931

Earning assets	66,310	66,648	65,597	66,477	64,860
Total assets	71,318	71,819	70,668	71,567	69,948

Noninterest-bearing deposits	30,741	30,459	28,376	30,601	28,214
Interest-bearing deposits	26,387	27,320	28,145	26,851	28,401
Total deposits	57,128	57,779	56,521	57,452	56,615

Common shareholders' equity	7,933	7,865	7,654	7,899	7,643
NET INTEREST INCOME
Net interest income	$500	$470	$445	$970	$892
Net interest margin (fully taxable equivalent)	3.03%	2.86%	2.74%	2.95%	2.78%
CREDIT QUALITY
Total nonperforming assets	$519	$545	$635

Loans past due 90 days or more and still accruing	30	26	35

Net credit-related charge-offs	18	33	47	$51	$105

Allowance for loan losses	705	708	729
Allowance for credit losses on lending-related commitments	48	46	43
Total allowance for credit losses	753	754	772

Allowance for loan losses as a percentage of total loans	1.43%	1.47%	1.45%
Net credit-related charge-offs as a percentage of average total loans	0.15	0.28	0.38	0.21%	0.43%
Nonperforming assets as a percentage of total loans and foreclosed property	1.05	1.13	1.26
Allowance for loan losses as a percentage of total nonperforming loans	141	134	119

(a)	June 30, 2017 ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2017	2017	2016	2016
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,372	$1,176	$1,249	$1,172

Interest-bearing deposits with banks	4,259	7,143	5,969	2,938
Other short-term investments	90	92	92	100

Investment securities available-for-sale	10,944	10,830	10,787	10,712
Investment securities held-to-maturity	1,430	1,508	1,582	1,807

Commercial loans	31,449	30,215	30,994	32,360
Real estate construction loans	2,857	2,930	2,869	2,553
Commercial mortgage loans	8,974	9,021	8,931	9,038
Lease financing	472	550	572	684
International loans	1,145	1,106	1,258	1,365
Residential mortgage loans	1,976	1,944	1,942	1,856
Consumer loans	2,535	2,537	2,522	2,524
Total loans	49,408	48,303	49,088	50,380
Less allowance for loan losses	(705)	(708)	(730)	(729)
Net loans	48,703	47,595	48,358	49,651

Premises and equipment	484	488	501	544
Accrued income and other assets	4,165	4,144	4,440	4,356
Total assets	$71,447	$72,976	$72,978	$71,280

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$31,210	$31,892	$31,540	$28,559

Money market and interest-bearing checking deposits	20,952	22,177	22,556	22,539
Savings deposits	2,158	2,138	2,064	2,022
Customer certificates of deposit	2,438	2,597	2,806	3,230
Foreign office time deposits	23	59	19	24
Total interest-bearing deposits	25,571	26,971	27,445	27,815
Total deposits	56,781	58,863	58,985	56,374

Short-term borrowings	541	41	25	12
Accrued expenses and other liabilities	997	989	1,012	1,279
Medium- and long-term debt	5,143	5,153	5,160	5,921
Total liabilities	63,462	65,046	65,182	63,586

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,110	2,106	2,135	2,165
Accumulated other comprehensive loss	(361)	(379)	(383)	(295)
Retained earnings	7,580	7,431	7,331	7,157
Less cost of common stock in treasury - 52,252,023 shares at 6/30/17, 50,732,795 shares at 3/31/17, 52,851,156 shares at 12/31/16 and 54,247,325 shares at 6/30/16	(2,485)	(2,369)	(2,428)	(2,474)
Total shareholders' equity	7,985	7,930	7,796	7,694
Total liabilities and shareholders' equity	$71,447	$72,976	$72,978	$71,280

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans	$453	$406	$874	$812
Interest on investment securities	62	62	124	124
Interest on short-term investments	14	5	27	9
Total interest income	529	473	1,025	945
INTEREST EXPENSE
Interest on deposits	9	10	18	20
Interest on medium- and long-term debt	20	18	37	33
Total interest expense	29	28	55	53
Net interest income	500	445	970	892
Provision for credit losses	17	49	33	197
Net interest income after provision for credit losses	483	396	937	695
NONINTEREST INCOME
Card fees	80	76	157	148
Service charges on deposit accounts	57	55	115	110
Fiduciary income	51	49	100	95
Commercial lending fees	22	22	42	42
Letter of credit fees	11	13	23	26
Bank-owned life insurance	9	9	19	18
Foreign exchange income	11	11	22	21
Brokerage fees	6	5	11	9
Net securities losses	(2)	(1)	(2)	(3)
Other noninterest income	31	29	60	46
Total noninterest income	276	268	547	512
NONINTEREST EXPENSES
Salaries and benefits expense	219	247	452	495
Outside processing fee expense	88	83	175	161
Net occupancy expense	38	39	76	77
Equipment expense	11	14	22	27
Restructuring charges	14	53	25	53
Software expense	31	30	60	59
FDIC insurance expense	12	14	25	25
Advertising expense	7	6	11	10
Litigation-related expense	—	—	(2)	—
Other noninterest expenses	37	32	70	69
Total noninterest expenses	457	518	914	976
Income before income taxes	302	146	570	231
Provision for income taxes	99	42	165	67
NET INCOME	203	104	405	164
Less income allocated to participating securities	1	1	3	2
Net income attributable to common shares	$202	$103	$402	$162
Earnings per common share:
Basic	$1.15	$0.60	$2.30	$0.94
Diluted	1.13	0.58	2.24	0.92

Comprehensive income	221	137	427	298

Cash dividends declared on common stock	46	38	88	75
Cash dividends declared per common share	0.26	0.22	0.49	0.43

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2017 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2017		Second Quarter 2016
(in millions, except per share data)	2017	2017	2016	2016	2016	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$453	$421	$412	$411	$406	$32	7%	$47	11%
Interest on investment securities	62	62	62	61	62	—	—	—	—
Interest on short-term investments	14	13	10	8	5	1	2	9	n/m
Total interest income	529	496	484	480	473	33	7	56	12
INTEREST EXPENSE
Interest on deposits	9	9	10	10	10	—	—	(1)	—
Interest on medium- and long-term debt	20	17	19	20	18	3	15	2	6
Total interest expense	29	26	29	30	28	3	11	1	5
Net interest income	500	470	455	450	445	30	6	55	12
Provision for credit losses	17	16	35	16	49	1	9	(32)	(65)
Net interest income after provision for credit losses	483	454	420	434	396	29	6	87	22
NONINTEREST INCOME
Card fees	80	77	79	76	76	3	5	4	6
Service charges on deposit accounts	57	58	54	55	55	(1)	(1)	2	4
Fiduciary income	51	49	48	47	49	2	2	2	3
Commercial lending fees	22	20	21	26	22	2	14	—	—
Letter of credit fees	11	12	12	12	13	(1)	(7)	(2)	(12)
Bank-owned life insurance	9	10	12	12	9	(1)	(8)	—	—
Foreign exchange income	11	11	11	10	11	—	—	—	—
Brokerage fees	6	5	5	5	5	1	2	1	24
Net securities losses	(2)	—	(2)	—	(1)	(2)	n/m	(1)	n/m
Other noninterest income	31	29	27	29	29	2	—	2	2
Total noninterest income	276	271	267	272	268	5	2	8	3
NONINTEREST EXPENSES
Salaries and benefits expense	219	233	219	247	247	(14)	(6)	(28)	(11)
Outside processing fee expense	88	87	89	86	83	1	2	5	6
Net occupancy expense	38	38	40	40	39	—	—	(1)	(4)
Equipment expense	11	11	13	13	14	—	—	(3)	(19)
Restructuring charges	14	11	20	20	53	3	32	(39)	(73)
Software expense	31	29	29	31	30	2	4	1	—
FDIC insurance expense	12	13	15	14	14	(1)	(9)	(2)	(9)
Advertising expense	7	4	6	5	6	3	78	1	12
Litigation-related expense	—	(2)	1	—	—	2	n/m	—	—
Other noninterest expenses	37	33	29	37	32	4	12	5	16
Total noninterest expenses	457	457	461	493	518	—	—	(61)	(12)
Income before income taxes	302	268	226	213	146	34	13	156	n/m
Provision for income taxes	99	66	62	64	42	33	50	57	n/m
NET INCOME	203	202	164	149	104	1	1	99	95
Less income allocated to participating securities	1	2	1	1	1	(1)	(4)	—	—
Net income attributable to common shares	$202	$200	$163	$148	$103	$2	1%	$99	96%
Earnings per common share:
Basic	$1.15	$1.15	$0.95	$0.87	$0.60	$—	—%	$0.55	92%
Diluted	1.13	1.11	0.92	0.84	0.58	0.02	2	0.55	95

Comprehensive income	221	206	73	152	137	15	7	84	61

Cash dividends declared on common stock	46	42	40	40	38	4	7	8	19
Cash dividends declared per common share	0.26	0.23	0.23	0.23	0.22	0.03	13	0.04	18
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2017		2016
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$708	$730	$727	$729	$724

Loan charge-offs:
Commercial	34	38	37	24	48
Commercial mortgage	1	1	1	2	—
International	2	3	8	8	4
Consumer	2	2	2	1	2
Total loan charge-offs	39	44	48	35	54

Recoveries on loans previously charged-off:
Commercial	17	7	7	15	9
Commercial mortgage	3	2	3	3	2
Residential mortgage	—	—	1	—	—
Consumer	1	2	1	1	1
Total recoveries	21	11	12	19	12
Net loan charge-offs	18	33	36	16	42
Provision for loan losses	15	11	39	14	47
Balance at end of period	$705	$708	$730	$727	$729

Allowance for loan losses as a percentage of total loans	1.43%	1.47%	1.49%	1.48%	1.45%

Net loan charge-offs as a percentage of average total loans	0.15	0.28	0.29	0.13	0.34

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2017		2016
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$46	$41	$45	$43	$46
Charge-offs on lending-related commitments (a)	—	—	—	—	(5)
Provision for credit losses on lending-related commitments	2	5	(4)	2	2
Balance at end of period	$48	$46	$41	$45	$43

Unfunded lending-related commitments sold	$—	$—	$—	$—	$12

(a)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2017		2016
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$379	$400	$445	$508	$482
Commercial mortgage	41	41	46	44	44
Lease financing	8	6	6	6	6
International	6	8	14	19	18
Total nonaccrual business loans	434	455	511	577	550
Retail loans:
Residential mortgage	36	39	39	23	26
Consumer:
Home equity	23	26	28	27	28
Other consumer	—	1	4	4	1
Total consumer	23	27	32	31	29
Total nonaccrual retail loans	59	66	71	54	55
Total nonaccrual loans	493	521	582	631	605
Reduced-rate loans	8	8	8	8	8
Total nonperforming loans	501	529	590	639	613
Foreclosed property	18	16	17	21	22
Total nonperforming assets	$519	$545	$607	$660	$635

Nonperforming loans as a percentage of total loans	1.01%	1.10%	1.20%	1.30%	1.22%
Nonperforming assets as a percentage of total loans and foreclosed property	1.05	1.13	1.24	1.34	1.26
Allowance for loan losses as a percentage of total nonperforming loans	141	134	124	114	119
Loans past due 90 days or more and still accruing	$30	$26	$19	$48	$35

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$521	$582	$631	$605	$681
Loans transferred to nonaccrual (a)	54	104	60	105	107
Nonaccrual business loan gross charge-offs (b)	(37)	(42)	(46)	(34)	(52)
Nonaccrual business loans sold	—	(8)	(10)	(2)	(40)
Payments/Other (c)	(45)	(115)	(53)	(43)	(91)
Nonaccrual loans at end of period	$493	$521	$582	$631	$605
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Analysis of gross loan charge-offs:
Nonaccrual business loans	$37	$42	$46	$34	$52
Consumer and residential mortgage loans	2	2	2	1	2
Total gross loan charge-offs	$39	$44	$48	$35	$54
(c) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2017			June 30, 2016
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$30,166	$539	3.62%	$31,162	$500	3.24%
Real estate construction loans	2,934	57	3.95	2,272	41	3.64
Commercial mortgage loans	8,994	170	3.81	8,997	158	3.53
Lease financing	548	6	2.01	728	10	2.66
International loans	1,174	23	3.88	1,408	26	3.64
Residential mortgage loans	1,969	35	3.59	1,886	36	3.85
Consumer loans	2,528	44	3.52	2,478	41	3.35
Total loans	48,313	874	3.65	48,931	812	3.34

Mortgage-backed securities (b)	9,321	100	2.16	9,341	102	2.21
Other investment securities	2,894	24	1.64	3,004	22	1.50
Total investment securities (b)	12,215	124	2.04	12,345	124	2.04

Interest-bearing deposits with banks	5,857	27	0.92	3,478	9	0.50
Other short-term investments	92	—	0.63	106	—	0.76
Total earning assets	66,477	1,025	3.11	64,860	945	2.94

Cash and due from banks	1,164			1,071
Allowance for loan losses	(733)			(714)
Accrued income and other assets	4,659			4,731
Total assets	$71,567			$69,948

Money market and interest-bearing checking deposits	$22,066	14	0.13	$22,989	13	0.11
Savings deposits	2,114	—	0.02	1,973	—	0.02
Customer certificates of deposit	2,621	4	0.37	3,399	7	0.40
Foreign office time deposits	50	—	0.55	40	—	0.34
Total interest-bearing deposits	26,851	18	0.14	28,401	20	0.14

Short-term borrowings	85	—	1.07	262	—	0.45
Medium- and long-term debt	5,159	37	1.39	4,083	33	1.62
Total interest-bearing sources	32,095	55	0.34	32,746	53	0.32

Noninterest-bearing deposits	30,601			28,214
Accrued expenses and other liabilities	972			1,345
Total shareholders' equity	7,899			7,643
Total liabilities and shareholders' equity	$71,567			$69,948

Net interest income/rate spread		$970	2.77		$892	2.62

Impact of net noninterest-bearing sources of funds			0.18			0.16
Net interest margin (as a percentage of average earning assets)			2.95%			2.78%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$30,632	$283	3.72%	$29,694	$256	3.51%	$31,511	$251	3.23%
Real estate construction loans	2,910	29	4.08	2,958	28	3.82	2,429	22	3.62
Commercial mortgage loans	9,012	87	3.88	8,977	83	3.73	9,033	78	3.47
Lease financing	526	1	0.61	570	5	3.30	730	4	1.98
International loans	1,139	12	3.99	1,210	11	3.77	1,396	13	3.63
Residential mortgage loans	1,975	18	3.61	1,963	17	3.57	1,880	17	3.76
Consumer loans	2,529	23	3.62	2,528	21	3.42	2,490	21	3.37
Total loans	48,723	453	3.74	47,900	421	3.57	49,469	406	3.31

Mortgage-backed securities (b)	9,336	50	2.17	9,306	50	2.14	9,326	51	2.21
Other investment securities	2,896	12	1.69	2,892	12	1.60	3,008	11	1.50
Total investment securities (b)	12,232	62	2.06	12,198	62	2.02	12,334	62	2.03

Interest-bearing deposits with banks	5,263	14	1.03	6,458	13	0.83	3,690	5	0.50
Other short-term investments	92	—	0.58	92	—	0.67	104	—	0.58
Total earning assets	66,310	529	3.21	66,648	496	3.02	65,597	473	2.91

Cash and due from banks	1,148			1,180			1,074
Allowance for loan losses	(726)			(741)			(749)
Accrued income and other assets	4,586			4,732			4,746
Total assets	$71,318			$71,819			$70,668

Money market and interest-bearing checking deposits	$21,661	7	0.13	$22,477	7	0.12	$22,785	6	0.11
Savings deposits	2,142	—	0.02	2,085	—	0.02	2,010	—	0.02
Customer certificates of deposit	2,527	2	0.36	2,715	2	0.38	3,320	4	0.40
Foreign office time deposits	57	—	0.60	43	—	0.49	30	—	0.35
Total interest-bearing deposits	26,387	9	0.15	27,320	9	0.14	28,145	10	0.14

Short-term borrowings	147	—	1.12	22	—	0.73	159	—	0.45
Medium- and long-term debt	5,161	20	1.48	5,157	17	1.30	5,072	18	1.42
Total interest-bearing sources	31,695	29	0.37	32,499	26	0.33	33,376	28	0.33

Noninterest-bearing deposits	30,741			30,459			28,376
Accrued expenses and other liabilities	949			996			1,262
Total shareholders' equity	7,933			7,865			7,654
Total liabilities and shareholders' equity	$71,318			$71,819			$70,668

Net interest income/rate spread		$500	2.84		$470	2.69		$445	2.58

Impact of net noninterest-bearing sources of funds			0.19			0.17			0.16
Net interest margin (as a percentage of average earning assets)			3.03%			2.86%			2.74%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions, except per share data)	2017	2017	2016	2016	2016

Commercial loans:
Floor plan	$4,346	$4,191	$4,269	$3,778	$4,120
Other	27,103	26,024	26,725	27,374	28,240
Total commercial loans	31,449	30,215	30,994	31,152	32,360
Real estate construction loans	2,857	2,930	2,869	2,743	2,553
Commercial mortgage loans	8,974	9,021	8,931	9,013	9,038
Lease financing	472	550	572	648	684
International loans	1,145	1,106	1,258	1,303	1,365
Residential mortgage loans	1,976	1,944	1,942	1,874	1,856
Consumer loans:
Home equity	1,796	1,790	1,800	1,792	1,779
Other consumer	739	747	722	749	745
Total consumer loans	2,535	2,537	2,522	2,541	2,524
Total loans	$49,408	$48,303	$49,088	$49,274	$50,380

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	7	7	7	8	9
Other intangibles	2	3	3	3	3

Common equity tier 1 capital (a)	7,705	7,667	7,540	7,378	7,346
Risk-weighted assets (a)	66,916	66,355	67,966	69,018	70,056

Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.51%	11.55%	11.09%	10.69%	10.49%
Total risk-based capital ratio (a)	13.66	13.72	13.27	12.84	12.74
Leverage ratio (a)	10.80	10.67	10.18	10.14	10.39
Common equity ratio	11.18	10.87	10.68	10.42	10.79
Tangible common equity ratio (b)	10.37	10.07	9.89	9.64	9.98

Common shareholders' equity per share of common stock	$45.39	$44.69	$44.47	$44.91	$44.24
Tangible common equity per share of common stock (b)	41.73	41.05	40.79	41.15	40.52
Market value per share for the quarter:
High	75.30	75.00	70.44	47.81	47.55
Low	64.75	64.27	46.75	38.39	36.27
Close	73.24	68.58	68.11	47.32	41.13

Quarterly ratios:
Return on average common shareholders' equity	10.28%	10.42%	8.43%	7.76%	5.47%
Return on average assets	1.14	1.14	0.88	0.82	0.59
Efficiency ratio (c)	58.63	61.63	63.58	68.15	72.43

Number of banking centers	439	458	458	473	473

Number of employees - full time equivalent	8,017	8,044	7,960	8,476	8,792

(a)	June 30, 2017 amounts and ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	June 30,	December 31,	June 30,
(in millions, except share data)	2017	2016	2016

ASSETS
Cash and due from subsidiary bank	$894	$761	$8
Short-term investments with subsidiary bank	—	—	563
Other short-term investments	88	87	87
Investment in subsidiaries, principally banks	7,647	7,561	7,666
Premises and equipment	2	2	2
Other assets	128	150	163
Total assets	$8,759	$8,561	$8,489

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$607	$604	$632
Other liabilities	167	161	163
Total liabilities	774	765	795

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,110	2,135	2,165
Accumulated other comprehensive loss	(361)	(383)	(295)
Retained earnings	7,580	7,331	7,157
Less cost of common stock in treasury - 52,252,023 shares at 6/30/17, 52,851,156 shares at 12/31/16 and 54,247,325 shares at 6/30/16	(2,485)	(2,428)	(2,474)
Total shareholders' equity	7,985	7,796	7,694
Total liabilities and shareholders' equity	$8,759	$8,561	$8,489

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2015	175.7	$1,141	$2,173	$(429)	$7,084	$(2,409)	$7,560
Net income	—	—	—	—	164	—	164
Other comprehensive income, net of tax	—	—	—	134	—	—	134
Cash dividends declared on common stock ($0.43 per share)	—	—	—	—	(75)	—	(75)
Purchase of common stock	(2.9)	—	—	—	—	(114)	(114)
Net issuance of common stock under employee stock plans	1.1	—	(33)	—	(16)	49	—
Share-based compensation	—	—	25	—	—	—	25
BALANCE AT JUNE 30, 2016	173.9	$1,141	$2,165	$(295)	$7,157	$(2,474)	$7,694

BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	405	—	405
Other comprehensive income, net of tax	—	—	—	22	—	—	22
Cash dividends declared on common stock ($0.49 per share)	—	—	—	—	(88)	—	(88)
Purchase of common stock	(3.7)	—	—	—	—	(257)	(257)
Net issuance of common stock under employee stock plans	2.8	—	(26)	—	(20)	128	82
Net issuance of common stock for warrants	1.5	—	(25)	—	(46)	71	—
Share-based compensation	—	—	24	—	—	—	24
Other	—	—	(1)	—	—	1	—
BALANCE AT JUNE 30, 2017	175.9	$1,141	$2,110	$(361)	$7,580	$(2,485)	$7,985

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended June 30, 2017	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$336	$162	$42	$(49)	$9	$500
Provision for credit losses	12	5	(2)	—	2	17
Noninterest income	152	48	64	10	2	276
Noninterest expenses	196	180	71	(1)	11	457
Provision (benefit) for income taxes	100	9	14	(17)	(7)	99
Net income (loss)	$180	$16	$23	$(21)	$5	$203
Net credit-related charge-offs (recoveries)	$10	$9	$(1)	$—	$—	$18

Selected average balances:
Assets	$38,853	$6,487	$5,432	$13,936	$6,610	$71,318
Loans	37,580	5,865	5,278	—	—	48,723
Deposits	28,748	23,935	4,106	156	183	57,128

Statistical data:
Return on average assets (a)	1.85%	0.27%	1.76%	N/M	N/M	1.14%
Efficiency ratio (b)	40.19	84.79	66.44	N/M	N/M	58.63

	Business	Retail	Wealth
Three Months Ended March 31, 2017	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$332	$160	$41	$(71)	$8	$470
Provision for credit losses	10	12	(1)	—	(5)	16
Noninterest income	144	48	64	11	4	271
Noninterest expenses	197	179	70	(1)	12	457
Provision (benefit) for income taxes	92	6	13	(24)	(21)	66
Net income (loss)	$177	$11	$23	$(35)	$26	$202
Net credit-related charge-offs (recoveries)	$30	$5	$(2)	$—	$—	$33

Selected average balances:
Assets	$38,091	$6,525	$5,406	$13,944	$7,853	$71,819
Loans	36,754	5,895	5,251	—	—	47,900
Deposits	29,648	23,795	3,978	142	216	57,779

Statistical data:
Return on average assets (a)	1.89%	0.18%	1.71%	N/M	N/M	1.14%
Efficiency ratio (b)	41.33	86.00	67.17	N/M	N/M	61.63

	Business	Retail	Wealth
Three Months Ended June 30, 2016	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$349	$154	$42	$(105)	$5	$445
Provision for credit losses	46	1	3	—	(1)	49
Noninterest income	143	48	62	10	5	268
Noninterest expenses	221	205	81	—	11	518
Provision (benefit) for income taxes	74	(2)	7	(36)	(1)	42
Net income (loss)	$151	$(2)	$13	$(59)	$1	$104
Net credit-related charge-offs (recoveries)	$42	$1	$4	$—	$—	$47

Selected average balances:
Assets	$39,983	$6,558	$5,215	$13,927	$4,985	$70,668
Loans	38,574	5,879	5,016	—	—	49,469
Deposits	28,441	23,546	4,213	50	271	56,521

Statistical data:
Return on average assets (a)	1.52%	(0.04)%	0.99%	N/M	N/M	0.59%
Efficiency ratio (b)	44.75	101.58	78.22	N/M	N/M	72.43

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended June 30, 2017	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$167	$178	$113	$82	$(40)	$500
Provision for credit losses	(2)	24	(15)	8	2	17
Noninterest income	81	45	33	105	12	276
Noninterest expenses	145	98	94	110	10	457
Provision (benefit) for income taxes	38	40	25	20	(24)	99
Net income (loss)	$67	$61	$42	$49	$(16)	$203
Net credit-related charge-offs (recoveries)	$(1)	$8	$5	$6	$—	$18

Selected average balances:
Assets	$13,371	$18,446	$10,481	$8,474	$20,546	$71,318
Loans	12,712	18,194	10,015	7,802	—	48,723
Deposits	21,698	17,344	9,632	8,115	339	57,128

Statistical data:
Return on average assets (a)	1.20%	1.33%	1.52%	2.24%	N/M	1.14%
Efficiency ratio (b)	58.14	43.82	64.37	58.45	N/M	58.63

				Other	Finance
Three Months Ended March 31, 2017	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$170	$171	$113	$79	$(63)	$470
Provision for credit losses	(2)	21	(9)	11	(5)	16
Noninterest income	83	41	32	100	15	271
Noninterest expenses	150	96	94	106	11	457
Provision (benefit) for income taxes	37	36	22	16	(45)	66
Net income (loss)	$68	$59	$38	$46	$(9)	$202
Net credit-related charge-offs (recoveries)	$(3)	$10	$22	$4	$—	$33

Selected average balances:
Assets	$13,254	$17,958	$10,555	$8,255	$21,797	$71,819
Loans	12,586	17,680	10,111	7,523	—	47,900
Deposits	22,150	17,243	10,113	7,915	358	57,779

Statistical data:
Return on average assets (a)	1.20%	1.32%	1.36%	2.13%	N/M	1.14%
Efficiency ratio (b)	59.36	45.22	64.78	59.31	N/M	61.63

				Other	Finance
Three Months Ended June 30, 2016	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$164	$176	$117	$88	$(100)	$445
Provision for credit losses	3	18	32	(3)	(1)	49
Noninterest income	81	38	32	102	15	268
Noninterest expenses	159	120	113	115	11	518
Provision (benefit) for income taxes	28	27	2	22	(37)	42
Net income (loss)	$55	$49	$2	$56	$(58)	$104
Net credit-related charge-offs (recoveries)	$—	$17	$31	$(1)	$—	$47

Selected average balances:
Assets	$13,142	$18,155	$11,287	$9,172	$18,912	$70,668
Loans	12,502	17,865	10,841	8,261	—	49,469
Deposits	21,519	16,967	10,052	7,662	321	56,521

Statistical data:
Return on average assets (a)	1.00%	1.08%	0.07%	2.45%	N/M	0.59%
Efficiency ratio (b)	64.65	55.73	75.89	60.77	N/M	72.43

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes these are meaningful measures, because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Comerica believes adjusted earnings per share provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2017	2017	2016	2016	2016

Tangible Common Equity Ratio:
Common shareholders' equity	$7,985	$7,930	$7,796	$7,727	$7,694
Less:
Goodwill	635	635	635	635	635
Other intangible assets	9	10	10	11	12
Tangible common equity	$7,341	$7,285	$7,151	$7,081	$7,047

Total assets	$71,447	$72,976	$72,978	$74,124	$71,280
Less:
Goodwill	635	635	635	635	635
Other intangible assets	9	10	10	11	12
Tangible assets	$70,803	$72,331	$72,333	$73,478	$70,633

Common equity ratio	11.18%	10.87%	10.68%	10.42%	10.79%
Tangible common equity ratio	10.37	10.07	9.89	9.64	9.98

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,985	$7,930	$7,796	$7,727	$7,694
Tangible common equity	7,341	7,285	7,151	7,081	7,047

Shares of common stock outstanding (in millions)	176	177	175	172	174

Common shareholders' equity per share of common stock	$45.39	$44.69	$44.47	$44.91	$44.24
Tangible common equity per share of common stock	41.73	41.05	40.79	41.15	40.52
The tangible common equity ratio removes the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock.

	Three Months Ended
(dollar amounts in millions, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016

Adjusted Earnings per Common Share:
Net income available to common shareholders	$202	$200	$103
Add:
Restructuring charges, net of tax	9	7	34
Deduct:
Tax benefits from employee stock transactions	5	24	—
Adjusted net income available to common shareholders	$206	$183	$137
Diluted average common shares	179	180	177
Diluted earnings per common share:
Reported	$1.13	$1.11	$0.58
Adjusted	1.15	1.02	0.77
Adjusted earnings per share removes the after tax effect of restructuring charges and the tax benefits from employee stock transactions from net income available to common shareholders.